Exhibit 99.2

Apple Computer, Inc.

Q3’04 Unaudited Summary Data

	Q2’04 Actual		Q3’03 Actual		Q3’04 Actual		Sequential Change		Year/Year Change
	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Operating Segments
Americas	361	$881	452	$831	472	$1,018	31%	16%	4%	23%
Europe	187	449	144	297	191	408	2%	-9%	33%	37%
Japan	76	173	85	168	82	172	8%	-1%	-4%	2%
Retail	70	266	40	145	73	270	4%	2%	83%	86%
Other Segments (1)	55	140	50	104	58	146	5%	4%	16%	40%

Total Operating Segments	749	$1,909	771	$1,545	876	$2,014	17%	6%	14%	30%

							Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue
Product Summary
iMac (2)	217	$252	287	$301	243	$235	12%	-7%	-15%	-22%
iBook	201	223	190	196	240	261	19%	17%	26%	33%
Power Mac (3)	174	349	133	234	173	332	-1%	-5%	30%	42%
PowerBook	157	336	161	363	220	435	40%	29%	37%	20%
Subtotal CPUs	749	1,160	771	1,094	876	1,263	17%	9%	14%	15%
iPod	807	264	304	111	860	249	7%	-6%	183%	124%
Other Music Products (4)	NM	60	NM	12	NM	73	NM	22%	NM	508%
Peripherals & Other HW	NM	238	NM	168	NM	219	NM	-8%	NM	30%
Software & Other	NM	187	NM	160	NM	210	NM	12%	NM	31%

Total Apple		$1,909		$1,545		$2,014		6%		30%

(1)   Other Segments include Asia Pacific and FileMaker.

(2)   Includes eMac product line.

(3)   Power Mac figures include server sales.

(4)   Other Music Products consists of iTunes Music Store sales and iPod related services and accessories.

NM:  Not Meaningful